Shareholder meeting results (Unaudited)

December 18, 2009 meeting

At the meeting, each of the nominees for Trustee was elected, with all funds of the Trust voting together as a single class, as follows:

      				Votes for 		Votes withheld
Ravi Akhoury 			338,078,489 		9,970,237
Jameson A. Baxter 		338,128,950 		9,919,776
Charles B. Curtis 		337,706,394 		10,342,332
Robert J. Darretta 		338,159,078 		9,889,648
Myra R. Drucker 		337,889,695 		10,159,031
John A. Hill 			338,213,260 		9,835,466
Paul L. Joskow 			338,211,188 		9,837,538
Elizabeth T. Kennan* 		337,742,595 		10,306,131
Kenneth R. Leibler 		338,067,893 		9,980,833
Robert E. Patterson 		338,168,771 		9,879,955
George Putnam, III 		338,060,838 		9,987,888
Robert L. Reynolds 		338,281,788 		9,766,938
W. Thomas Stephens 		338,138,030 		9,910,696
Richard B. Worley 		338,111,757 		9,936,969

* Dr. Kennan retired from the Board of Trustees of the Putnam funds effective June 30, 2010.

December 18, 2009 meeting

Conservative Portfolio

A proposal to approve a new management contract between the fund and Putnam Management was approved as follows:

Votes 		Votes 		 			Broker
For		against 	Abstentions		non-votes
87,257,049 	792,352 	4,310,949 		11,566,198

A proposal to amend the fundamental investment restriction with respect to investments in commodities was defeated as follows:

Votes 		Votes 		 			Broker
For		against 	Abstentions		non-votes
36,913,319 	54,603,698 	843,334 		11,566,197

November 19, 2009 meeting

Growth Portfolio

A proposal to approve a new management contract between the fund and Putnam Management was approved as follows:

Votes 		Votes 		 			Broker
For		against 	Abstentions		non-votes
89,634,265 	2,144,091 	4,959,482 		26,082,181

A proposal to amend the fundamental investment restriction with respect to investments in commodities was approved as follows:

Votes 		Votes 		 			Broker
For		against 	Abstentions		non-votes
83,683,457 	10,560,478 	2,493,904 		26,082,180

A shareholder proposal requesting that the Board institute procedures to prevent the fund from holding investments in companies that, in the judgment of the Board, substantially contribute to genocide or crimes against humanity was defeated as follows:

Votes 		Votes 		 			Broker
For		against 	Abstentions		non-votes
29,599,713 	61,655,388 	5,482,738 		26,082,180

Balanced Portfolio

A proposal to approve a new management contract between the fund and Putnam Management was approved as follows:

Votes 		Votes 		 			Broker
For		against 	Abstentions		non-votes
84,354,953 	2,119,788 	8,556,796 		26,270,623

A proposal to amend the fundamental investment restriction with respect to investments in commodities was approved as follows:

Votes 		Votes 		 			Broker
For		against 	Abstentions		non-votes
82,824,019 	9,347,741 	2,859,777 		26,270,623

All tabulations are rounded to the nearest whole number.